Exhibit 99.1

Kohl’s Reports First Quarter Fiscal 2026 Financial Results

MENOMONEE FALLS, Wis.—(BUSINESS WIRE)—May 28, 2026— Kohl’s Corporation (NYSE: KSS) today reported results for the first quarter ended May 2, 2026.

•	Net sales decreased 1.7% and comparable sales decreased 1.1%

•	Gross margin increased 4 basis points

•	Diluted loss per share of ($0.13)

•	Affirms full year 2026 financial outlook

Michael Bender, Kohl’s Chief Executive Officer, said “We are pleased with our start to 2026. Our key initiatives continue to drive progressive improvements to the business, resulting in our best comparable sales performance in over four years. In addition, we continue to manage the business with great discipline leading to strong expense management, cleaner inventories, and an improved balance sheet.”

“Moving forward, we remain committed to delivering more value and a better experience to our customers. I would like to extend my sincere gratitude to all of our Kohl’s associates for their dedication and determination to execute against our initiatives,” Bender continued.

First Quarter 2026 Results

Comparisons refer to the 13-week period ended May 2, 2026 versus the 13-week period ended May 3, 2025

•	Net sales decreased 1.7% year-over-year, to $3 billion, with comparable sales down 1.1%.

•	Gross margin as a percentage of net sales was 39.9%, an increase of 4 basis points year-over-year.

•

Selling, general & administrative (SG&A) expenses decreased 1.6% year-over-year, to $1.1 billion. As a percentage of total revenue, SG&A expenses were 36.2%, an increase of 15 basis points year-over-year.

•	Operating income was $46 million compared to $60 million in the prior year. As a percentage of total revenue, operating income was 1.4%, a decrease of 41 basis points year-over-year.

•	Net loss was $14 million, or ($0.13) per diluted share. This compares to net loss of $15 million, or ($0.13) per diluted share in the prior year.

•	Inventory was $2.9 billion, a decrease of 8% year-over-year.

•	Operating cash flow was a use of $74 million.

•	Borrowings under revolving credit facility were $0, a decrease of $545 million year-over-year.

2026 Financial and Capital Allocation Outlook

For the full year 2026, the Company continues to expect the following:

•	Net sales and Comparable sales: A decrease of (2%) to flat

•	Adjusted Operating margin: In the range of 2.8% to 3.4% (a)

•	Adjusted Diluted EPS: In the range of $1.00 to $1.60 (a)

•	Capital Expenditures: In the range of $350 million to $400 million

•

Dividend: On May 20, 2026, Kohl’s Board of Directors declared a quarterly cash dividend on the Company’s common stock of $0.125 per share. The dividend is payable June 24, 2026 to shareholders of record at the close of business on June 10, 2026.

(a)

Non-GAAP financial measures: The Company provides adjusted operating margin and adjusted diluted earnings per share on a non-GAAP basis and does not provide a reconciliation of the Company’s forward looking guidance to the most directly comparable GAAP financial measures because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations.

First Quarter 2026 Earnings Conference Call

Kohl’s will host its quarterly earnings conference call at 9:00 am ET on May 28, 2026. A webcast of the conference call and the related presentation materials will be available via the Company’s web site at investors.kohls.com, both live and after the call.

Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements. Forward-looking statements include the information under “2026 Financial and Capital Allocation

Outlook.” Such statements are subject to certain risks and uncertainties, which could cause the Company’s actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks described more fully in Item 1A in the Company’s Annual Report on Form 10-K, which are expressly incorporated herein by reference, and other factors as may periodically be described in the Company’s filings with the SEC. Forward-looking statements relate to the date initially made, and the Company undertakes no obligation to update them.

About Kohl’s

Kohl’s (NYSE: KSS) is a leading omnichannel retailer built on a foundation that combines great brands, incredible value and convenience for our customers. Kohl’s is uniquely positioned to deliver against its long-term strategy and its purpose to take care of families’ realest moments. Kohl’s serves millions of families in its more than 1,100 stores in 49 states, online at Kohls.com, and through the Kohl’s App. With a large national footprint, Kohl’s is committed to making a positive impact in the communities it serves. For a list of store locations or to shop online, visit Kohls.com. For more information about Kohl’s impact in the community or how to join our winning team, visit Corporate.Kohls.com.

Contacts

Investor Relations:

Trevor Novotny, (262) 703-1617, trevor.novotny@kohls.com

Media:

Jen Johnson, (262) 703-5241, jen.johnson@kohls.com

KOHL’S CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
(Dollars in Millions, Except per Share Data)	May 2, 2026	May 3, 2025
Net sales	$2,998	$3,049
Other revenue	169	184

Total revenue	3,167	3,233
Cost of merchandise sold	1,802	1,834
Gross margin rate	39.9%	39.9%
Operating expenses:
Selling, general, and administrative	1,145	1,164
As a percent of total revenue	36.2%	36.0%
Depreciation and amortization	174	175

Operating income	46	60
Interest expense, net	63	76

Loss before income taxes	(17)	(16)
Benefit for income taxes	(3)	(1)

Net loss	$(14)	$(15)

Average number of shares:
Basic	112	111
Diluted	112	111
Loss per share:
Basic	$(0.13)	$(0.13)
Diluted	$(0.13)	$(0.13)

KOHL’S CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in Millions)	May 2, 2026	May 3, 2025
Assets
Current assets:
Cash and cash equivalents	$429	$153
Merchandise inventories	2,897	3,137
Other	326	290

Total current assets	3,652	3,580
Property and equipment, net	6,779	7,209
Operating leases	2,318	2,374
Other assets	416	476

Total assets	$13,165	$13,639

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$1,248	$1,026
Accrued liabilities	1,033	1,177
Borrowings under revolving credit facility	—	545
Current portion of:
Long-term debt	—	353
Finance leases and financing obligations	89	80
Operating leases	95	99

Total current liabilities	2,465	3,280
Long-term debt	1,387	1,174
Finance leases and financing obligations	2,338	2,433
Operating leases	2,624	2,687
Deferred income taxes	88	27
Other long-term liabilities	239	259
Shareholders’ equity:	4,024	3,779

Total liabilities and shareholders’ equity	$13,165	$13,639

KOHL’S CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended
(Dollars in Millions)	May 2, 2026	May 3, 2025
Operating activities
Net loss	$(14)	$(15)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	174	175
Share-based compensation	9	9
Deferred income taxes	(2)	(2)
Non-cash lease expense	22	21
Other non-cash items	(6)	2
Changes in operating assets and liabilities:
Merchandise inventories	(151)	(191)
Other current and long-term assets	(26)	31
Accounts payable	77	(16)
Accrued and other long-term liabilities	(128)	(83)
Operating lease liabilities	(29)	(23)

Net cash used in operating activities	(74)	(92)

Investing activities
Acquisition of property and equipment	(84)	(110)
Proceeds from sale of property and equipment	—	2

Net cash used in investing activities	(84)	(108)

Financing activities
Net borrowings under revolving credit facility	—	255
Shares withheld for taxes on vested restricted shares	(6)	(4)
Dividends paid	(14)	(14)
Repayment of long-term borrowings	(50)	—
Discount on redemption of debt	9	—
Finance lease and financing obligation payments	(26)	(21)
Proceeds from financing obligations	—	3

Net cash (used in) provided by financing activities	(87)	219

Net (decrease) increase in cash and cash equivalents	(245)	19
Cash and cash equivalents at beginning of period	674	134

Cash and cash equivalents at end of period	$429	$153